21

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2026

SAGA COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-11588	38-3042953
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

73 Kercheval Avenue
Grosse Pointe Farms, MI	48236
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (313) 886-7070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	SGA	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2026, Saga Communications, Inc. (the “Company”) announced that Christopher S. Forgy, the Chief Executive Officer of the Company has resumed all regular duties and responsibilities following his medical leave.   On February 13, 2026, the Company announced that Mr. Forgy began a temporary medical leave of absence that required an indefinite period of recovery.  Mr. Forgy was out of the office intermittently recovering from open heart surgery.  Mr. Forgy was available for consultation on significant matters throughout his recovery and initially returned to work on a part-time basis.  Additionally, Mr. Forgy led the Company’s 4th Quarter and Year-End 2025 conference call on March 12, 2026.  During his absence, the Executive team, led by Wayne Leland, the Company’s Chief Operating Officer and Samuel D. Bush, the Company’s Chief Financial Officer, ensured continuity of operations.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ugust
SAGA COMMUNICATIONS, INC.

Dated: April 15, 2026	By:	/s/ Samuel D. Bush
Samuel D. Bush
Executive Vice President and Chief
Financial Officer